Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) dated this 10th day of November, 2020, by and among Bespoke Extracts, Inc., a Nevada corporation (the “Company”) and Danil Pollack, an individual (the “Holder”).

WHEREAS, the Holder is the holder of a promissory note, dated August 31, 2020, in the outstanding principal amount of $150,000 (the “Note”) of the Company;

WHEREAS, the Company and the Holder desire to have the Holder exchange the Note for 15,000,000 newly issued shares of common stock of the Company, as more particularly set forth below;

WHEREFORE, the parties do hereby agree as follows:

1. Effective upon the execution of this Agreement, the Holder will exchange the Note for 15,000,000 shares of common stock of the Company (the “Shares”). Without limiting the generality of the foregoing, effective upon the execution of this Agreement, the Note (including any and all amounts owed thereon) will automatically be deemed cancelled, and the Company shall issue the Shares to the Holder.

2. The Holder represents and warrants to the Company that (i) it is the sole record and beneficial owner of the Note free and clear of all liens, (ii) it understands that the Shares Holder will acquire hereunder are restricted securities within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), have not been registered under the Securities Act or any state securities laws and may not be transferred or sold except pursuant to an effective registration statement or an available exemption therefrom, (iii) the Holder understands that an investment in the Company and in the Shares involves a high degree of risk including, without limitation, the risks set forth in the Company’s filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, since January 1, 2019.

3. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

4. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Holder and Company hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the County of New York over any dispute relating to this Agreement and Company and Holder each hereby irrevocably agree that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts.

5. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Agreement. A signature delivered by facsimile or email shall constitute an original.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BESPOKE EXTRACTS, INC.

By:	/s/ Danil Pollack
Name:	Danil Pollack
Title:	CEO

HOLDER:

/s/ Danil Pollack
Danil Pollack